EXHIBIT 99.1

Sadot Group Reports Second Quarter 2026 Financial Results

Company Completes Integration of Acquired TradeOS Platform Across Its Trading Operations

BURLESON, Texas, Aug. 14, 2026 (ACCESS NEWSWIRE) — Sadot Group Inc. (Nasdaq: SDOT) (“Sadot” or the “Company”), a global provider of agri-food and commodity supply chain solutions, today reported financial results for the second quarter ended June 30, 2026. The Company also provided an update on the integration of the TradeOS commodity trading and risk management platform, which it acquired in June 2026.

This release should be read together with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 (the “Form 10-Q”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 14, 2026, including the going-concern disclosure, the Nasdaq listing disclosure and the risk factors contained therein.

Second Quarter 2026 Financial Highlights

● Revenue of $0.0 million, compared to $246.6 million in the prior-year period
● Gross profit of $0.0 million, compared to $11.0 million in the prior-year period
● Net income of $35.2 million, or $109.16 per diluted share
● Adjusted EBITDA loss of $3.3 million
● Cash and cash equivalents of $0.1 million as of June 30, 2026

Nasdaq Listing Status

As previously disclosed, on May 5, 2026 the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it no longer satisfied the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(b)(1). The Company submitted a plan to regain compliance, and on August 3, 2026 Nasdaq notified the Company that the Staff had determined that the Company complied with Rule 5550(b)(1). That determination is conditioned on the Company evidencing compliance with the stockholders’ equity requirement upon the filing of its periodic report for the period ending September 30, 2026. If the Company does not evidence compliance at that time, it may be subject to delisting, in which case the Company would have the right to request a hearing before a Nasdaq Hearings Panel. There can be no assurance that the Company will evidence compliance with Rule 5550(b)(1) or that it will otherwise continue to satisfy the continued listing standards of The Nasdaq Capital Market.

Liquidity and Going Concern

The unaudited condensed consolidated financial statements included in the Form 10-Q have been prepared assuming the Company will continue as a going concern. As disclosed in the Form 10-Q, the Company’s recurring losses, negative working capital, stockholders’ deficit and existing defaults under certain outstanding indebtedness raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date those financial statements were issued. Management’s plans are described in the Form 10-Q. The Company expects that it will be required to raise additional capital and to continue to restructure, convert or settle outstanding obligations, and any such transactions are expected to be substantially dilutive to existing stockholders.

TradeOS Platform — Integration Update

On June 2, 2026, the Company acquired the TradeOS commodity trading and risk management platform and related intellectual property, as described in the Company’s Current Reports on Form 8-K previously filed with the SEC. As restructured by Amendment No. 2 to the purchase agreement, the transaction was an acquisition of specified assets, did not include employees, customers, receivables or assumed liabilities, and did not constitute the acquisition of a “business” for purposes of Rule 11-01(d) of Regulation S-X. Since the closing, the Company has deployed the platform across its commodity trading operations and has begun onboarding counterparties onto the system.

In July 2026, the Company completed the first commercial transactions executed on the TradeOS platform, generating approximately $1,000,000 of gross revenue. July 2026 falls within the Company’s third fiscal quarter, and this amount is therefore not included in the results reported in this release. The amount is preliminary, is subject to the completion of the Company’s quarter-end closing procedures and the review of its independent registered public accounting firm, and is not material to the Company’s expected results of operations for the three months ending September 30, 2026. The Company is not providing any other information regarding its third-quarter results at this time and undertakes no obligation to update this information.

Management believes TradeOS positions Sadot to compete for a broader set of trading relationships by giving counterparties faster execution, greater transparency, and tighter risk controls — and that the platform may over time contribute to revenue if adoption widens across the Company’s existing and prospective trading partners over the coming quarters. These statements are forward-looking. The platform has generated only nominal revenue to date, and there can be no assurance that the Company will achieve broader adoption of the platform or that the platform will contribute materially to the Company’s revenue or results of operations. See “Forward-Looking Statements” below.

Management Commentary

“Our priority since the June closing has been to put TradeOS to work inside our trading operations, and the platform is now deployed across our desks and processed its first commercial transactions in July. At the same time, we remain focused on strengthening our balance sheet, resolving outstanding obligations and satisfying the continued listing requirements of The Nasdaq Capital Market. We have significant work ahead of us on each of those fronts,” said Haggai Ravid, Chief Executive Officer of Sadot Group.

About Sadot Group Inc.

Sadot Group Inc. (Nasdaq: SDOT) is an agri-food and commodity supply chain company. In June 2026, the Company acquired the TradeOS commodity trading and risk management platform, which it uses in its trading operations. For more information, visit www.sadotco.com. Information contained on, or accessible through, the Company’s website is not incorporated by reference into, and does not form a part of, this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the anticipated growth, adoption, scalability, and future revenue contribution of the TradeOS platform, the timing and content of the Company’s third-quarter 2026 results, the preliminary July 2026 revenue amount described above, the Company’s ability to evidence compliance with Nasdaq Listing Rule 5550(b)(1) and to maintain the listing of its common stock on The Nasdaq Capital Market, the Company’s liquidity and capital resources and its ability to continue as a going concern, and its ability to raise additional capital and to restructure, convert or settle outstanding indebtedness, and other statements that are not historical facts. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, and actual results may differ materially. Factors that could cause actual results to differ include, among others, the Company’s ability to successfully integrate and scale the TradeOS platform, customer and counterparty adoption, competition, general market and economic conditions, substantial doubt about the Company’s ability to continue as a going concern; the Company’s stockholders’ deficit, negative working capital and existing defaults under outstanding indebtedness; the risk that the Company is unable to evidence compliance with Nasdaq Listing Rule 5550(b)(1) upon the filing of its periodic report for the period ending September 30, 2026 and that its common stock is delisted from The Nasdaq Capital Market; substantial actual and potential dilution to existing stockholders from outstanding convertible securities, including as a result of price-based anti-dilution adjustments; the Company’s limited authorized share capital; the need for stockholder approval of certain matters, including under Nasdaq Listing Rule 5635; and the other risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement, except as required by law. The safe harbor provisions of the Private Securities Litigation Reform Act of 1995 do not apply to all forward-looking statements, and nothing in this release limits the Company’s obligations under the federal securities laws.

Non-GAAP Financial Measures

This release includes Adjusted EBITDA, a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income/(loss) before interest expense, income tax expense/(benefit) and depreciation and amortization, further adjusted to exclude the gain on deconsolidation. Adjusted EBITDA is presented as supplemental information and is not a substitute for, and should not be considered superior to, any measure prepared in accordance with GAAP; it has limitations as an analytical tool and may not be comparable to similarly titled measures presented by other companies. A reconciliation of Adjusted EBITDA to net income/(loss), the most directly comparable measure calculated in accordance with GAAP, appears in the accompanying financial tables.

Investor Contact

Investor Relations

Sadot Group Inc.

IR@sadotco.com

This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Source: Sadot Group Inc.